UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 11, 2005

SyntheMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20580	14-1745197
(State or other jurisdiction	(Commission File Number)	(IRS Employer)
of incorporation)		Identification No.)

Po Box 219, Little Silver, New Jersey	07739
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (732) 728-1769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.

On November 11, 2005, our Board of Directors approved a performance-based bonus arrangement for existing employees including Mr. Robert Hickey, our President, CEO and CFO, and Dr. Eli Pines, our Vice President and Chief Scientific Officer. Under the arrangement, Mr. Hickey would be entitled to a maximum cash bonus equal to $50,000 (18% of his current base salary) and Dr. Pines would be entitled to a maximum cash bonus equal to $30,000 (15% of his current base salary), in each case upon satisfaction of specific performance criteria covering a one-year period that began in April 2005 at the time of our most recent annual meeting. Criteria upon which Mr. Hickey’s bonus would be based include corporate image, product development, marketing and distribution activities and financings. Criteria applicable to Dr. Pines’ bonus include activities relating to our ongoing US and European clinical studies, manufacturing and quality control-related activities, regulatory matters and new product development activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SyntheMed, Inc.

Date: November 17, 2005      By:  /s/ Robert P. Hickey
                   Robert P. Hickey
                   President, CEO and CFO

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